EXHIBIT (10nn)
                              SETTLEMENT AGREEMENT
         This Settlement Agreement is made as of November 25, 1997, by and between the parties (the "Parties") listed below.

Parties:
--------

         1.   Sandbox   Entertainment   Corporation,   a  Delaware   corporation
("Sandbox").

         2.   Kathryn  W.  Kolbe  and  Kolbe  Corp.,   an  Arizona   corporation
(collectively "Kolbe").

Recitals:
---------

         1. Kolbe are parties to litigation  entitled  Kathryn W. Kolbe, et. al.
v. John T. Furey, et. al., No. CIV 95-1861 PHX RCB, pending in the United States District Court for the District of Arizona ("the Litigation"). Kolbe have threatened to add Sandbox as a defendant in the Litigation and have prepared a draft of a proposed First Amended Complaint which names Sandbox as a defendant, a copy of which is attached hereto as Exhibit A.

         2. The Parties now desire to resolve and settle the claims Kolbe have threatened to assert against Sandbox in the Litigation, to avoid the expense, inconvenience and distraction of litigation, to compromise and resolve their claims and differences, and to effect a release of the claims Kolbe have threatened to assert against Sandbox.

Agreement:
----------

         1. Upon the execution of this Settlement Agreement, Sandbox shall execute and deliver to Kolbe a promissory note in form attached hereto as Exhibit B (the "Promissory Note").

         2. Unless and until Sandbox defaults upon the Promissory Note according to its terms, Kolbe shall take no efforts to add Sandbox as a defendant to the Litigation, nor shall Kolbe assert claims or institute litigation against Sandbox arising out of or relating to the events, occurrences, transactions, actions, claims, or causes of action which are the subject of the Litigation or of the proposed First Amended Complaint.

         3. For good and valuable consideration, receipt of which is hereby acknowledged, Kolbe release and discharge Sandbox, its officers, directors, shareholders, agents, employees, attorneys, successors and assigns from any and all claims or causes of action, in law or in equity, demands, liabilities, losses, damages, costs, expenses, compensation, and all other damages and liabilities of any kind or nature whatsoever, direct or indirect, whether or not now known, suspected, or claimed, that Kolbe ever had, now has, or may have in the future because of any matter, act, occurrence, or transaction occurring at any time prior to the execution of this Settlement Agreement and which arises out of or relate to the events, occurrences, transactions, and actions which are the subject of the Litigation or of the proposed First Amended Complaint. This release shall become effective immediately upon (but not before) payment in full of all sums then owed to Kolbe pursuant to the Promissory Note, whether before or after the due date thereof.

         4. The Parties agree that (a) neither this Settlement Agreement nor any act under it constitutes nor shall be construed to constitute an admission of liability or fault of any kind by Sandbox or any representative thereof, and (b) this Settlement Agreement is made solely to terminate the disputes between the Parties and to avoid the future expense and distraction of litigation.

         5. Kolbe represent and warrant that they have not heretofore assigned or transferred, or otherwise conveyed, and will not assign, transfer, or otherwise convey any claim or cause of action which is a subject of the release contained in Paragraph 3 of this Settlement Agreement.

         6. This Settlement Agreement and the Promissory Note contain the entire understanding and agreement of the Parties with respect to their subject matter and supersede any and all prior negotiations and agreements as to the subject matter. No change or modification to this Settlement

Agreement or the Promissory Note will be effective unless contained in a writing signed by the Party against whom enforcement of such change or modification is sought.

         7. Each Party represents and warrants that it has the full capacity and authority to enter into, execute, deliver, and perform this Settlement Agreement and that this Settlement Agreement constitutes an agreement binding upon, and enforceable against, that Party.

         8. By executing this Settlement Agreement, each Party acknowledges that it has received the advice of legal counsel of its own selection concerning this Settlement Agreement and that such Party executes this Settlement Agreement with full knowledge and understanding of its terms and conditions after consultation with such legal counsel.

         9. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. The Parties agree that each participated in the preparation of this Settlement Agreement and, in the event of any claim arising from a breach of this Settlement Agreement, its language shall not be construed against or in favor of any Party.

         10. This Settlement Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

         11. The Parties hereby agree to execute and deliver any further documents and to perform any further acts that may be reasonably necessary to carry out the purpose and intent of this Settlement Agreement.

         12. This Settlement Agreement may be executed in counterparts, and the Parties agree that each counterpart shall be deemed an original.

                                             KATHRYN W. KOLBE


Dated: 11/24/97                              /s/ Kathryn W. Kolbe
      ---------------                        -----------------------------




                                                  KOLBE CORP.



Dated: 11/24/97                         By: /s/ Kathy Kolbe
      ---------------                       --------------------------
                                        Its    CEO, Chairman
                                            --------------------------


                                             SANDBOX ENTERTAINMENT CORPORATION




Dated:  11/25/97                        By: /s/ Mark Gorchoff
      ---------------                       --------------------------
                                        Its   Chief Financial Officer
                                            --------------------------

                                    EXHIBIT A


David C. Tierney (002385)
James W. Armstrong (009599)
SACKS TIERNEY PA
2929 North Central Avenue, 14th Floor
Phoenix, Arizona  85012-2742
Telephone:  (602)  279-4900

Attorneys for Plaintiffs


                          UNITED STATES DISTRICT COURT

                               DISTRICT OF ARIZONA


KATHRYN W. KOLBE, an Arizona       )         No. CIV 95-1861 PHX RCB
resident; and KOLBE CORP., an      )
Arizona corporation,               )         FIRST AMENDED COMPLAINT
                                   )
               Plaintiffs,         )
                                   )
vs.                                )
                                   )
JOHN T. FUREY; FUREY & COMPANY,    )
LTD.; HUMANAGEMENT, INC.; and      )
SANDBOX ENTERTAINMENT              )
CORPORATION,                       )
                                   )
               Defendants.         )
-----------------------------------

         For their First Amended Complaint against the Defendants in this action, Plaintiffs Kathryn W. Kolbe and Kolbe Corp. hereby allege the following:

                             JURISDICTION AND VENUE
                             ----------------------



                                   THE PARTIES
                                   -----------

         9.   Defendant   Sandbox   Entertainment   Corporation  is  a  Delaware
corporation with its principal place of business located in Maricopa County, Arizona.

                            THE KOLBE ORIGINAL WORKS
                            ------------------------



                 INVOLVEMENT OF DEFENDANTS FUREY AND FUREY & CO.
                 -----------------------------------------------
                                WITH KOLBE CORP.
                                ----------------



                       INTELLECTUAL PROPERTY INFRINGEMENT
                       ----------------------------------



                   MISREPRESENTATIONS IN DEFENDANTS' MATERIAL
                   ------------------------------------------



                 LIABILITY OF SANDBOX ENTERTAINMENT CORPORATION
                 ----------------------------------------------

         71. Defendant Sandbox Entertainment Corporation ("Sandbox") is a developer of computer software, and the successor in interest to an Arizona corporation formerly known as Tracer Design, Inc. ("Tracer"). Tracer was merged into Sandbox on or about April 18, 1996, and therefore no longer has a separate corporate existence from Sandbox. Accordingly, Sandbox is liable for any acts committed by Tracer which are the subject of this First Amended Complaint.

         72. In 1995, Tracer agreed to place certain software that had been developed for Furey and his company on certain computer servers owned and operated by Tracer in Phoenix. This software, the content of which was known to Tracer, included materials and test instruments which closely copy many of the aspects and expressions contained in the original works of Ms. Kolbe, and was designed to create and operate a World Wide Web site on the Internet for the purpose of promoting and marketing Furey's ME2 system throughout the United States and all other places from which the Internet may be accessed (the "ME2 Web Site").

         73. Tracer further agreed to design, create and produce an interactive informational advertisement for the ME2 system, and to place that advertisement in a computer game which Tracer operated on the Internet known as "Cyberhunt."

         74. In late l995 or early 1996, Furey's ME2 Web Site was placed on Tracer' computer servers, a process which required Tracer to reprogram the existing software for that Site in order for it to be operable on Tracer's computer. In addition, Tracer made certain changes to the graphics on the ME2 Site, as well as its main page. Sandbox made later revisions to the ME2 Site Software so that it would operate and function more effectively on the Internet, most notably in June 1996 and February 1997.

         75. After it was first placed on Tracer's computer server, the ME2 Web Site was continuously maintained by Tracer and then Sandbox through and until approximately June of 1997, resulting in the reproduction, display, distribution and marketing of the information and materials contained in that Site throughout the Internet. At all of these times, Tracer and then Sandbox retained the right and ability to control and supervise the transmission of the ME2 Web Site over the Internet. In addition, Sandbox has placed advertisements for the ME2 Web Site on Sandbox's World Wide Web sites, and has on occasion programmed "hyperlinks" in those sites which permit persons using the Sandbox sites to immediately transfer to the ME2 Web Site.

         76. As consideration for their services, Tracer and Sandbox have received payments of money and a computer from Furey. As further consideration, Sandbox was also promised a percentage of any software products sold from the ME2 Web Site.



                              FIRST CAUSE OF ACTION
                              ---------------------
                            (Copyright Infringement)



                             SECOND CAUSE OF ACTION
                             ----------------------
                       (Copyright Infringement by Sandbox)

         92. The above allegations are incorporated by this reference.

         93. Prior to modifying and placing the ME2 Web Site software on its computer servers, Tracer had knowledge that Ms. Kolbe had commenced the instant lawsuit against Furey, and that this lawsuit involved claims of copyright infringement relating to the ME2 software. Tracer also knew that Furey had worked for Ms. Kolbe, and that her business involved furnishing conflict resolution, team building and other services to companies which would assist their employees in operating better.

         94. Furey notified Sandbox that a preliminary injunction had been issued against him in this action, shortly after that injunction was entered by the Court on June 7, 1996. Furey also notified Sandbox that the injunction required that the ME2 Web Site be modified so that further purchases of products and services from that Site would be temporarily suspended. Upon Furey's request, Sandbox made those modifications, but did not delete, remove, redact or disable various portions of the ME2 Web Site which included testing instruments and other materials found by the Court to be infringing of Plaintiffs' copyrights, nor did Sandbox delete, remove, redact or disable any of those portions of the ME2 Web Site until after Sandbox was notified that contempt proceedings had been filed against Furey due to his alleged violations of the preliminary injunction.

         95. As a result of its and Tracer's actions, Sandbox has substantially contributed to the other Defendants' infringement of Plaintiffs' copyrighted materials, and/or has directly or vicariously infringed those materials by duplicating, displaying, distributing and marketing them over the Internet.

         96. Plaintiffs have been financially harmed and otherwise damaged by Sandbox's acts of direct, contributory and/or vicarious copyright infringement.

         97. Accordingly, Sandbox is liable for all applicable damages and other relief permitted by law or equity.



         DATED this           day of             , 1997.
                    ---------        ------------

                                             SACKS TIERNEY P.A.

                                             By:
                                                  ------------------------------
                                                  David C. Tierney
                                                  James W. Armstrong
                                                  Attorneys for Plaintiffs

COPY OF THE FOREGOING
MAILED this           day
            ---------
of                , 1997, to:
   ---------------

Timothy H. Barnes, Esq.
Roger W. Riviere, Esq.
RIDENOUR, SWENSON, CLEERE & EVANS
40 North Central Avenue, Suite 1400
Phoenix, Arizona  85004
Attorneys for Defendants John T. Furey
  and Humanagement, Inc.

Brett L. Dunkelman, Esq.
OSBORN MALEDON, P.A.
2929 North  Central  Avenue,  Suite 2100
Phoenix,  Arizona  85012
Attorneys for Defendant Furey & Company, Ltd.

---------------------------------------------

                                    EXHIBIT B
                                 PROMISSORY NOTE
                                 ---------------

$30,000                                                        November___, 1997
                                                                Phoenix, Arizona

         FOR VALUE RECEIVED, the undersigned, Sandbox Entertainment Corporation, a Delaware corporation with its principal place of business at 2231 E. Camelback Road, Suite 324, Phoenix, Arizona 85016 (hereinafter "Maker"), promises to pay to the order of Kathryn W. Kolbe and Kolbe Corp., an Arizona corporation, or assigns (collectively "Holder"), at Phoenix, Arizona, or at such other place as Holder of this Promissory Note shall designate in writing, the principal sum of Thirty Thousand Dollars ($30,000), without interest. The entire amount of indebtedness under this Note shall be due and payable on February __, 1998.

         Maker shall have the right at any time or from time to time to prepay all or a portion of this Note without premium or penalty. Any such prepayment shall not affect the total amount due under this Note or its due date.

         If there should be a default in the payment of any amount which is not paid when due, such amount shall bear interest from the date when due until paid in full at the rate of eighteen percent (18%) per annum. In the event of default in the payment of any amount under this Note, Maker promises to pay all reasonable attorneys' fees and costs incurred by Holder in connection therewith. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Arizona.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker waives demand, diligence, presentment for payment, protest and notice of demand, protest, nonpayment and exercise of any option hereunder. Maker further agrees that the granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, condition or agreement hereof, shall in no way release or discharge the liability of Maker.

         Time is of the essence in this Note and each and every term and provision hereof.

                                        SANDBOX ENTERTAINMENT CORPORATION

                                        By:
                                        Name:
                                             -------------------------
                                        Its:
                                             -------------------------